Exhibit 99.1

Build-A-Bear Workshop, Inc. Names Anne Parducci to Board of Directors

ST. LOUIS--(BUSINESS WIRE)--September 14, 2017--Build-A-Bear Workshop, Inc. (NYSE:BBW) announced today that Anne Parducci has been appointed to the Company’s board of directors. The company also announced today that its board of directors has engaged Russell Reynolds Associates to assist with a search for another new director.

Ms. Parducci, 56, will serve as a member of the Compensation and Development Committee and the Nominating and Corporate Governance Committee. As previously announced, Braden Leonard resigned from the Board, effective upon the appointment of Ms. Parducci. The Build-A-Bear Workshop board of directors includes seven members, six of whom are deemed independent by the board under New York Stock Exchange rules and other applicable regulations.

Ms. Parducci is the Principal and Founder of CaribouKids, LLC, an independent production company focused on acquisitions and content development of family targeted brands across direct-to-video, broadcast, streaming and social platforms. Prior to founding CaribouKids, Ms. Parducci served from 2004 to 2016 as Executive Vice President, Marketing of Lions Gate Entertainment Corporation, a publicly traded entertainment and media company, where she led brand management, consumer marketing, creative services, public relations and licensing across digital and physical home media distribution platforms. Prior to that, Ms. Parducci held several positions of increased responsibility at Mattel, Inc., including Senior Vice President, Business Development; Senior Vice President of Worldwide Marketing, Girls Division; and Senior Vice President of Marketing, Barbie. She holds a Bachelor of Business Administration from University of Miami and a Master of Business Administration from University of Southern California, Marshall School of Management. Ms. Parducci resides in Southern California with her husband and three children.

Build-A-Bear Workshop also announced today that its board of directors has engaged Russell Reynolds Associates to assist with a search for a new director who may serve as non-executive chairman of the board. Coleman Peterson, 68, has served as interim non-executive chairman of the board since May 2017.

“Following completion of our exploration of strategic alternatives, we are excited to be taking actions to further enhance the strength of our board of directors. We are thrilled that Anne will be joining our board after a lengthy selection process directed by our Nominating and Corporate Governance Committee. She has extensive experience in business operations, content development and marketing in the entertainment and toy industries which will be tremendously beneficial to our success as we continue to execute our stated strategy that is focused on transforming our operating model to capitalize on changing consumer shopping patterns while diversifying and growing revenue streams that leverage the power of the Build-A-Bear brand,” said Coleman Peterson, interim chairman of the board, Build-A-Bear Workshop. “Anne’s proven track record and impressive accomplishments are welcome additions to the strong and diverse skill set of our existing board. Our directors are looking forward to working with Russell Reynolds to identify additional talent for our board as we continue our multiyear systematic process of evolving our board of directors to better align skill sets with our stated strategy to evolve to sustained profitable growth and drive long-term shareholder value.”

About Build-A-Bear

Celebrating 20 years of business in 2017, Build-A-Bear is a global brand kids love and parents trust that seeks to add a little more heart to life. Build-A-Bear Workshop has approximately 400 stores worldwide where guests can create customizable furry friends, including company-owned stores in the United States, Canada, Denmark, Ireland, Puerto Rico, the United Kingdom and China, and franchise stores in Africa, Asia, Australia, Europe, Mexico and the Middle East. The company was named to the FORTUNE 100 Best Companies to Work For® list for the eighth year in a row in 2016. Build-A-Bear Workshop, Inc. (NYSE:BBW) posted a total revenue of $364.2 million in fiscal 2016. For more information, visit the Investor Relations section of buildabear.com.

Forward-Looking Statements

This press release contains certain statements that are, or may be considered to be, “forward-looking statements” for the purpose of federal securities laws, including, but not limited to, statements that reflect our current views with respect to future events and financial performance. We generally identify these statements by words or phrases such as “may,” “might,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “intend,” “predict,” “future,” “potential” or “continue,” the negative or any derivative of these terms and other comparable terminology. All of the information concerning our stated strategies and the timing of the Company’s search for a new director, as well as our assumptions underlying such information, constitute forward-looking information. These statements are based only on our current expectations and projections about future events. All of our forward-looking statements are as of the date of this press release only and we can give no assurance that such expectations or forward-looking statements will prove to be correct. Except as required by law, the Company does not undertake to publicly update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

All other brand names, product names, or trademarks belong to their respective holders.

CONTACT:
Build-A-Bear Workshop
Investors:
Voin Todorovic, 314-423-8000 x 5221
or
Media:
Beth Kerley
bethk@buildabear.com